UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

First Citizens Banc Corp
 (Exact name of registrant as specified in its charter)

Ohio	0-25980	34-1558688
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio	44870
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 625-4121

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Subsequent to filing our 2010 Annual Report, we became aware of a typographical error in a table that was included as part of the President’s Letter to Our Shareholders. The result of which was an understatement of net income per share for 2009 and 2008.

Below is a corrected table:

	2010	2009	2008*
Earnings Before Economic Issues	$2.39	$2.36	$1.89

Provision for Loan Losses	2.33	1.73	1.06
FDIC Insurance Premiums	0.19	0.26	0.01
Collection and Repossession Expenses	0.20	0.19	0.08
Investment Security Impairment	0.07	—	—

Total Economic Issues	2.80	2.18	1.15

Taxes	0.24	0.03	(0.18)
Net Income	$(0.16)	$0.21	$0.56

*This comparison is based on a consistent number of 7,707,917 shares outstanding and excludes the 2008 non-cash write down of goodwill, which was $5.62 per share

While management does not believe this information is material, it was an error that we wanted to bring to our shareholders’ attention.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: March 17, 2011
James O. Miller,
President & CEO